UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

NUTRAFUELS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55144	46-1482900
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6601 Lyons Road, Suite L-6 Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

Telephone 888-509-8901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1. Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2019, NutraFuels, Inc. a Florida corporation (“NTFU”), created a wholly owned subsidiary known as Phytochem Technologies, Inc. (“Phytochem”). Additionally, on February 4, 2019, Phytochem entered into an agreement (the “Agreement”) with Owen Morgan, an individual where by Mr. Morgan will provide certain know how and services to Phytochem for the commercialization of certain technologies (the “Technology”) to separate and/or process the components of hemp to remove and/or modify, purify, dilute and extract bioactive ingredients and/or remove unwanted substances to produce finished products for a variety of applications.

Mr. Morgan is obligated to provide services to Phytochem for a period of one (1) year. In exchange for his services, Mr. Morgan received $65,520 USD upon execution of the Agreement and will be compensated $15,000 USD monthly. Mr. Morgan’s services include overseeing all aspects of the manufacturing which shall be done in the United Kingdom. Phytochem is obligated to pay up to $10,000 USD to manufacture a demo unit (“Demo Unit”) using the Technology and $400,000 plus enhancement costs, shipping and installation to manufacture two commercial units using the Technology.

Phytochem is obligated to pay Mr. Morgan 40% of net revenues derived from the commercialization of the Technology. In addition, Mr. Morgan shall receive shares of the Common Stock of NTFU upon certain milestones. Upon receipt of the Demo Unit and Commercial Unit, Mr. Morgan shall receive 500,000 and 1,500,000 shares, respectively. If the commercialization of the Technology results in revenues of $1,000,000, $5,000,000 and $10,000,000, Mr. Morgan shall receive 2,000,000 upon each milestone. If the commercialization of the Technology results in revenues of $25,000,000, $50,000,000, and $100,000,000, Mr. Morgan shall receive 4,000,000, 5,000,000 and 5,000,000 shares, respectively, upon each milestone.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.24 to this report and incorporated herein by reference.

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Forward Looking Statements

This Form 8-K contains statements of a forward-looking nature concerning NutraFuels, Inc. and its wholly owned subsidiary, Phytochem Technologies, Inc. (collectively the “Company”). These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “except,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. The Company has based these forward-looking statements largely on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect the Company’s financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on information available to the Company on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on April 17, 2018. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
10.24	Agreement between Owen Morgan & Phytochem Technologies, Inc. dated February 4, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2019	By:	/s/ Edgar Ward
Edgar Ward Chief Executive Officer

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